Exhibit 10.38

Amendment 1 to Line of Credit Agreement between Ian Gerard and The Cloud Minders, Inc

This Amendment 1 (“Amendment 1”) is made and entered into on December 18, 2024, by and between Ian Gerard (“Lender”) and The Cloud Minders, Inc (“Borrower”), collectively referred to as the “Parties”.

WHEREAS, the Parties entered into a Line of Credit Agreement dated December 31, 2021 (the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement to extend its term and provide for potential further extensions;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1.	Extension of Agreement Term
Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

“3. REPAYMENT
Borrower shall repay the outstanding principal amount of the line of credit, and any accrued and unpaid interest thereon, on or before March 31, 2025 (the “Extended Term”).”

2.	All Other Terms Remain in Effect
Except as expressly modiﬁed by this Amendment 1, all other terms and conditions of the original Agreement shall remain in full force and effect.

3.	Entire Agreement
This Amendment 1 and the original Agreement constitute the entire understanding between the Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have executed this Amendment 1 as of the date ﬁrst above written.

/s/ Ian Gerard	/s/ Ian Gerard
Ian Gerard Lender	Ian Gerard CEO The Cloud Minders, Inc. Borrower